UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 17, 2006

Date of Report (Date of earliest event reported)

Tripos, Inc.

 (Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.       Completion of Acquisition or Disposition of Assets

            On November 17, Tripos Discovery Research Ltd., a wholly-owned subsidiary of Tripos, Inc. ("the Company"), completed the disposition of four surplus buildings at its Bude, England location.  The purchasers were real estate investors and Park Research Ltd., a local chemistry company.  There were no material business relationships between the purchaser and the Company or its directors or officers.  The Company received gross proceeds from this sale of 667,500GBP or approximately $1,267,000, and recognized a loss on the sale of the properties for financial reporting purposes of approximately $3,643,000.

Additional Information About the Transactions

Tripos, Inc. will file with the Securities and Exchange Commission a proxy statement and other documents regarding the proposed asset sale and plan of liquidation referred to in this Current Report on Form 8-K.  Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information.  A definitive proxy statement will be sent to Tripos, Inc.'s stockholders seeking their approval of the transactions.  Investors may obtain a free copy of the proxy statement and other documents filed by Tripos, Inc. from the Commission at the Commission's website at www.sec.gov, or by directing a request to John Yingling, Senior Vice President and Chief Financial Officer, Tripos, Inc., 1699 South Hanley Rd., St. Louis, Missouri 63144.

Participants in the Transactions

Tripos, Inc. and its directors and executive officers may be considered participants in the solicitation of proxies from Tripos, Inc.'s stockholders in connection with the proposed transactions.  Information about the directors and executive officers of Tripos, Inc. and their ownership of Tripos, Inc. stock is set forth in the proxy statement for Tripos, Inc.'s 2007 annual meeting of stockholders.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, Tripos' future prospects, including: (1) Tripos' ability to consummate the sale of its Discovery Informatics business to Vector; (2) Tripos' ability to sell its Discovery Research business and certain other assets; (3) Tripos' ability to satisfy its creditors out of the proceeds of the foregoing transactions and other available resources; (4) Tripos' ability to offset corporate tax liabilities on the sale of assets through the utilization of net operating loss carryforwards; (5) Tripos' ability to distribute any remaining cash to its stockholders; (6) Tripos' ability to access the capital necessary to fund its business, including the availability of capital to replace its existing bank facility upon maturity and the potential need to issue common stock or warrants which could be dilutive to current stockholders; (7) Tripos' ability to assess, pursue and effect strategic alternatives to maximize stockholder value; (8) Tripos' ability to obtain an extension of its bank line of credit, which is currently in default and in any event matures January 1, 2007; or (9) in the event that Tripos is unable to effect strategic transactions, additional steps that might need to be taken.  These statements are based upon numerous assumptions that Tripos cannot control and involve risks and uncertainties that could cause actual results to differ.  These statements should be understood in light of the risk factors set forth in the company's filings with the SEC, including, without limitations, those factors set forth in the company's Form 10-K for the fiscal year ended December 31, 2005, and from time to time in the company's periodic filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2006                                TRIPOS, INC.

By: /s/ John D. Yingling

John D. Yingling

                                                                                                      Senior Vice President and Chief Financial Officer